UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: April 20, 2020
(Date of earliest event reported)
DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)
(407) 245-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	DRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 23, 2020, Darden Restaurants, Inc. (the Company) closed its previously announced sale of 9,000,000 shares of the Company’s Common Stock, without par value (the Common Stock) in a public offering (the Offering) pursuant to the provisions of an Underwriting Agreement dated April 20, 2020 among the Company and Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named therein.

The Company intends to use the net proceeds of $505,440,000 from the Offering for general corporate purposes.

The Common Stock has been registered under the Securities Act pursuant to a Registration Statement on Form S-3, Registration No. 333-234093, filed by the Company with the Securities and Exchange Commission on October 4, 2019 and amended by a post-effective amendment filed on April 20, 2020.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

The legal opinion of Anthony G. Morrow, Esq. relating to the legality of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement dated April 20, 2020, among the Company and Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named therein.
5.1	Opinion of Anthony G. Morrow, Esq.
23.1	Consent of Anthony G. Morrow, Esq. (contained in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ Anthony G. Morrow
Anthony G. Morrow
Senior Vice President, Division General Counsel - Securities and Finance and Assistant Secretary
Date: April 23, 2020

3